UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): August 9, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,

including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 6, 2006, Granite Broadcasting Corporation (the “Company”) was served with a complaint in a law suit filed by Twentieth Television and Twentieth Century Fox Film Corporation on August 31, 2006 against the Company and a subsidiary in the Superior Court of the State of California, County of Los Angeles.  The complaint alleges breach of three television syndication license agreements for non-payment of license fees and seeks monetary damages in excess of $22.9 million.

On August 9, 2006, the Company was served with a complaint in a law suit filed by Warner Bros. Television Distribution, Inc. on August 4, 2006 against the Company and certain of its subsidiaries in the Superior Court of the State of California, County of Los Angeles.  The complaint alleges breach of several syndication license agreements for non-payment of license fees and seeks monetary damages in excess of $7.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: September 8, 2006	By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Chief Financial Officer